Exhibit 10.1

INTREPID POTASH, INC.
2008 EQUITY INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT (TSR)

The Board of Directors of Intrepid Potash, Inc., a Delaware corporation (the “Company”), has granted an award of performance units (the “Performance Units”) under the Intrepid Potash, Inc. 2008 Equity Incentive Plan (the “Plan”) to the Grantee named below.  This Performance Unit Agreement (this “Agreement”) evidences the terms of that award of Performance Units.

I.  NOTICE OF GRANT

Grantee:

Number of Performance Units Granted:

Grant Date:

Vesting Schedule	The Performance Units will vest , provided that Grantee remains employed by the Company on that date (each date, a “Vesting Date”)

Performance Period

Performance Measures and Targets:	See Exhibit A

II.  PERFORMANCE UNIT AGREEMENT

1.             Grant of Performance Units.  Subject to the terms and conditions of this Agreement and the Plan, the Company granted to Grantee the Performance Units set forth in the Notice of Grant, effective on the Grant Date set forth in the Notice of Grant.  The Plan is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern.  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

2.             Vesting and Payout of Performance Units.  Except as otherwise set forth in this Agreement, the Performance Units will vest in accordance with the Vesting Schedule set forth in the Notice of Grant.  Each Performance Unit is a bookkeeping entry that initially represents the equivalent of one share of the Company’s Common Stock.  After the end of the Performance Period and before the first Vesting Date, the Committee will certify the number of shares of the Company’s Common Stock, if any, to be issued to Grantee on each Vesting Date in settlement of the Performance Units in accordance with the performance measures and targets set forth on Exhibit A and the other terms and conditions of this Agreement.  On each Vesting Date, the Company will issue to Grantee in full settlement of the vesting Performance Units the number of shares, if any, certified by the Committee.

3.             Transfer Restrictions.  The Performance Units may not be sold, assigned, hypothecated, pledged, or otherwise transferred or encumbered in any manner except (a) by will or the laws of descent and distribution or (b) as otherwise permitted pursuant to the Plan.

4.             Separation From Service.

(a)           General.  Except as provided otherwise in this Agreement or the Plan, in the event Grantee has a “Separation from Service” (as determined consistent with Section 409A of the Code), all outstanding Performance Units will be forfeited and cancelled immediately upon such Separation from Service, and Grantee will have no further rights under this Agreement.

(b)           Separation from Service by Reason of Death or Disability.  In the event Grantee has a Separation from Service due to death or Disability, the portion of the Performance Units that would have vested had Grantee remained in Service through the next Vesting Date will vest immediately upon such Separation from Service.  Not later than 30 days after such Separation from Service, the Company will issue to Grantee (or Grantee’s estate or heirs) one share of the Company’s Common Stock in full settlement of each such vested Performance Unit.  In other words, the vested Performance Units will be settled in shares of the Company’s Common Stock at the target level of 100%.  The remaining unvested Performance Units, if any, will be forfeited immediately upon such Separation from Service.

5.             Change of Control.  In the event of the occurrence of a Change of Control, immediately prior to such occurrence of a Change of Control, (a) all outstanding Performance Units will vest in full and (b) the Company will issue to Grantee one share of the Company’s Common Stock in full settlement of each such vested Performance Unit.

6.             Leave of Absence.  For purposes of this Agreement, Service does not terminate when Grantee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, Service will be treated as terminating 90 days after Grantee went on the approved leave, unless Grantee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends unless Grantee immediately returns to active Service.  The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

7.             Tax Withholding.  Grantee shall make appropriate arrangements with the Company to provide for payment of all federal, state, local, or foreign taxes of any kind required by law to be withheld upon the issuance, vesting, or payment of any Award or amount payable or paid under this Agreement.  Such arrangements may include, but are not limited to, the payment of cash directly to the Company, withholding by the Company from other cash payments of any kind otherwise due to Grantee, or share withholding as described below.  Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Grantee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (a) by having the Company withhold shares of Stock otherwise issuable to Grantee or (b) by delivering to the Company shares of Stock already owned by Grantee.  The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations.  The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.  Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.  Any election to withhold shares shall be irrevocable, made in writing, signed by Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8.             Investment Representations.  The Committee may require Grantee (or Grantee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

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9.             No Right to Continued Service.  Neither the grant of Performance Units nor this Agreement gives Grantee the right to continue Service with the Company or its Affiliates in any capacity.  The Company and its Affiliates reserve the right to terminate Grantee’s Service at any time and for any reason not prohibited by law.

10.           Covenants.  Grantee expressly covenants and agrees (a) not to divulge to others or use for Grantee’s own benefit any confidential information obtained during Grantee’s Service relating to the business and operations of the Company or any of its Affiliates; and (b) during and for twelve (12) months after Grantee’s Service, not to solicit or otherwise induce, directly or indirectly, any current employee of the Company or any of its Affiliates to leave employment in order to work for any other person or entity.

11.           Governing Law.  The validity and construction of this Agreement and the Plan shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.

12.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

13.           Tax Treatment; Section 409A.  Grantee may incur tax liability as a result of issuance, vesting, or payment of any Award or amount payable or paid under this Agreement or the disposition of any resulting shares of Stock.  Grantee should consult his or her own tax adviser for tax advice.

Notwithstanding any other provision of this Agreement, any issuance of shares or payment of amounts payable under this Agreement that occurs in connection with Grantee’s Separation from Service and that is subject to Section 409A of the Code and does not satisfy any applicable exception will be delayed for six months from the date of Grantee’s Separation from Service if Grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) determined in accordance with the methodology established by the Company as in effect on the date of such Separation from Service.

In addition, Grantee acknowledges that the Committee, in the exercise of its sole discretion and without Grantee’s consent, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Code.  The Company will provide Grantee with notice of any such amendment or modification.  This Section does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments or to take any other actions or to indemnify Grantee for any failure to do so.  Each amount to be paid under this Agreement will be construed as a separate identified payment for purposes of Section 409A of the Code.

14.           Amendment.  The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Grantee, except to the extent set forth in Section 15 of the Plan regarding Section 409A of the Code and any other provision set forth in the Plan.

15.           2008 Equity Incentive Plan.  The Performance Units and other rights granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Grantee.

[Company Signature Page Follows]

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This Performance Unit Agreement is executed on behalf of the Company by its authorized officer on the date set forth below.

INTREPID POTASH, INC.

By:
James N. Whyte
Executive Vice President of Human
Resources and Risk Management

Date:

[Grantee Signature Page Follows]

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT COMPANY SIGNATURE PAGE

ACKNOWLEDGMENT AND AGREEMENT

Grantee acknowledges receipt of this Agreement and agrees to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is attached.  Grantee acknowledges that Grantee has carefully reviewed the Plan, and agrees that the Plan will control in the event that any provision in this Agreement is in conflict with the Plan.  To accept this Agreement and the Performance Units , Grantee must sign and date this signature page and return it to the Company no later than                         .

GRANTEE

Signature

Print Name:

Date:

Attachments:

Exhibit A — Performance Measures and Targets
2008 Equity Incentive Plan
Form S-8 Prospectus

INTREPID POTASH, INC. PERFORMANCE UNIT AGREEMENT GRANTEE SIGNATURE PAGE

EXHIBIT A

PERFORMANCE MEASURES AND TARGETS (TSR)

The number of shares of the Company’s Common Stock, if any, that will be issued to Grantee in settlement of vesting Performance Units in accordance with, and subject to the terms and conditions of, the Agreement will be determined using the following calculation:

Relative TSR	x	Number of vesting Performance Units	=	Number of shares of the Company’s Common Stock (rounded down to the nearest full share)

Notwithstanding the calculation above:

•                  If Relative TSR is higher than 150%, then the number of shares to be issued will equal 150% multiplied by the number of vesting Performance Units.  In other words, the maximum number of shares that will be issued to Grantee is 150% of the number of vesting Performance Units.

•                  If Relative TSR is lower than 50%, then no shares will be issued.

The table below provides an example of the calculation and limits described above.  The exact number of shares to be issued for each vesting Performance Unit will be interpolated based on Relative TSR.

If Relative TSR is:	Then the Number of Shares of the Company’s Common Stock To Be Issued Will Equal:
150% or Higher	150% multiplied by the number of vesting Performance Units
140%	140% multiplied by the number of vesting Performance Units
130%	130% multiplied by the number of vesting Performance Units
120%	120% multiplied by the number of vesting Performance Units
110%	110% multiplied by the number of vesting Performance Units
100%	100% multiplied by the number of vesting Performance Units
90%	90% multiplied by the number of vesting Performance Units
80%	80% multiplied by the number of vesting Performance Units
70%	70% multiplied by the number of vesting Performance Units
60%	60% multiplied by the number of vesting Performance Units
50%	50% multiplied by the number of vesting Performance Units
Lower than 50%	0

For purposes of this Agreement, the following definitions apply:

Relative TSR means the IPI TSR Percentage as compared to the Peer TSR Percentage.

IPI TSR Percentage means the percentage increase or decrease in (a) the average of the closing market price of one share of the Company’s Common Stock (as adjusted for all dividends paid, assuming that they are reinvested on the applicable payment dates) on each trading day in 2012, as compared to (b) the closing market price of one share of the Company’s Common Stock on December 30, 2011 .

Peer TSR Percentage means the average of the following two percentages:

•                  the percentage increase or decrease in (a) the average of the closing market price of the Dow Jones U.S. Basic Materials Index on each trading day in 2012, as compared to (b) the closing market price of the Dow Jones U.S. Basic Materials Index on December 30, 2011, and

•                  the average of the following amount for each of Potash Corporation of Saskatchewan Inc., The Mosaic Company, Agrium Inc., and Compass Minerals International, Inc.: the percentage increase or decrease in (a) the average of the closing market price of one share of the company’s common stock (as adjusted for all dividends paid, assuming that they are reinvested on the applicable payment dates) on each trading day in

2012, as compared to (b) the closing market price of one share of the company’s common stock on December 30, 2011.

If any of the four companies named above is not a publicly traded company for any part of 2012, that company will not be included in the calculation of Peer TSR Percentage.